UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-36416	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Financing of 1440 Broadway

On September 30, 2015, New York REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary of its operating partnership (the “Borrower”), entered into a loan agreement (the “Mortgage Loan”) with the lender named therein (the “Mortgage Lender”) for loans of up to $285.0 million and a mezzanine loan agreement (the “Mezzanine Loan”) with the lender named therein (the “Mezzanine Lender” and together with the Mortgage Lender, the “Lenders”) for a loan in the aggregate amount of $40.0 million. Borrowings under the Mortgage Loan are secured by a mortgage on the office building located at 1440 Broadway in New York, New York (the “Property”) and the Mezzanine Loan is secured by pledge of indirect equity interests in the Borrower pursuant to a pledge and security agreements (the mortgage and pledge and security agreement, the “Security Documents”). Concurrently with the Mortgage Loan, the Property was removed as a borrowing base asset from the Company’s existing credit facility with Capital One, National Association, as administrative agent, and the lenders party thereto.

An initial advance under the Mortgage Loan of $265.0 million was funded at closing, with up to $20.0 million available in the future as additional advances, subject to customary funding conditions, to pay, among other things, for certain tenant allowances, capital expenditures and leasing costs that have been approved by the Mortgage Lender.

The Mortgage Loan requires monthly interest payments at an initial interest rate of LIBOR plus 3.18%, with the principal balance due on the maturity date in October 2019. The LIBOR portion of the interest rate due under the Mortgage Loan is capped at 4.0% pursuant to an interest rate cap agreement. The Mortgage Loan is nonrecourse and may be accelerated only in the event of a default. The Mortgage Loan may be prepaid without penalty after March 2017, or, prior to March 2017, with the payment of a spread maintenance premium and subject to other conditions. Any prepayment must be simultaneous with a pro rata prepayment under the Mezzanine Loan, such that the ratio of the amount outstanding under each loan remains the same following the prepayments. The Mortgage Loan includes one option to extend the maturity date for one year, if certain conditions are met and a fee in the amount equal to 0.75% of the then current amount outstanding under the Mortgage Loan is paid.

The Mezzanine Loan requires monthly interest payments at an initial interest rate of LIBOR plus 6.00%, with the principal balance due on the maturity date in October 2019. The LIBOR portion of the interest rate under the Mezzanine Loan is capped at 4.0% pursuant to an interest rate cap agreement. The Mezzanine Loan is nonrecourse and may be accelerated only in the event of a default. The Mezzanine Loan may be prepaid without penalty after March 2017, or, prior to March 2017, with the payment of a spread maintenance premium and subject to other conditions. Any prepayment must be simultaneous with a pro rata prepayment under the Mortgage Loan, such that the ratio of the amount outstanding under each loan remains the same following the prepayments. The Mezzanine Loan includes one option to extend the maturity date for one year, if certain conditions are met and a fee in the amount equal to 0.75% of the then current amount outstanding under the Mezzanine Loan is paid.

Pursuant to the terms of the Mortgage Loan and the Mezzanine Loan, the Company and its operating partnership executed guarantees (the “Unfunded Obligation Guarantees”) in favor of the Lenders with respect to the costs of certain unfunded obligations of the Borrower related to certain tenant allowances, capital expenditures and leasing costs, which guarantees are capped at approximately $5.3 million in in the aggregate. The Company and its operating partnership also executed customary guarantees in favor of the Lenders related to environmental indemnity and certain bad acts of the Borrower (together with the Unfunded Obligation Guarantees, the “Guarantees”).

The Guarantees required that the Company maintain, on a consolidated basis, a minimum net worth of $575,000,000, and minimum liquidity of $5,000,000.

Other than with respect to the Mortgage Loan and the Mezzanine Loan, there are no material relationships between either the Mortgage Lender or the Mezzanine Lender, on the one hand, and the Company, on the other hand.

The descriptions of the Mortgage Loan, the Mezzanine Loan, the Security Documents and the Guarantees in this Current Report on Form 8-K are a summary and are qualified in their entirety by the terms of the Mortgage Loan, Mezzanine Loan, the Security Documents and the Guarantees, respectively. A copy of the Mortgage Loan, the Mezzanine Loan, the Security Documents and the Guarantees are attached respectively as Exhibits 10.1-10.10 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On October 5, 2015, the Company issued a press release announcing the financing of 1440 Broadway. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of September 30, 2015, between ARC NY1440BWY1, LLC, as Borrower, and H/2 Financial Funding I LLC, as Lender.
10.2	Mezzanine Loan Agreement, dated as of September 30, 2015, between ARC NY1440BWY1 MEZZ, LLC, as Borrower, and Paramount Group Fund VIII 1440 Broadway Mezz LP, as Lender.
10.3	Amended, Restated and Consolidated Mortgage, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing.
10.4	Pledge and Security Agreement, made as of September 30, 2015, by ARC NY1440BWY1 MEZZ, LLC in favor of Paramount Group Fund VIII 1440 Broadway Mezz LP.
10.5	Guaranty (Unfunded Obligations), dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of the Mortgage Lender.
10.6	Guaranty (Unfunded Obligations), dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of the Mezzanine Lender.
10.7	Environmental Indemnity Agreement, dated as of September 30, 2015, by New York REIT, Inc., New York Recovery Operating Partnership, L.P., and ARC NY1440BWY1, LLC for the benefit of the Mortgage Lender.
10.8	Environmental Indemnity Agreement, dated as of September 30, 2015, by New York REIT, Inc., New York Recovery Operating Partnership, L.P., and ARC NY1440BWY1 MEZZ, LLC for the benefit of the Mezzanine Lender.
10.9	Guaranty, dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of the Mortgage Lender.
10.10	Guaranty, dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of the Mezzanine Lender.
99.1	Press Release dated October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT, INC.

Date: October 5, 2015	By:	/s/ Michael A. Happel
		Name:	Michael A. Happel
		Title:	Chief Executive Officer and President